Exhibit 32.1

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-KSB of Moving Bytes Inc., a company duly formed under the Canada Business Corporation Act (the “Company”), for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), J. Erik Mustad Chief Executive Officer of the Company, and Mark M. Smith Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his/her knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J. ERIK MUSTAD

J. Erik Mustad Chief Executive Officer April 14, 2005

/s/ MARK M. SMITH

Mark M. Smith Chief Financial Officer April 14, 2005

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by § 906 has been provided to Moving Bytes Inc. and will be retained by Moving Bytes Inc. and furnished to the Securities and Exchange Commission or its staff upon request.